Exhibit 99.3

REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on March 4, 2009

TOWER BANCORP, INC.

40 Center Square

Greencastle, Pennsylvania 17225

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michael J. Russo and Sara Hollinshead, and each or any of them, as proxies, with full power of substitution, to represent and vote, all of the shares of Tower Bancorp, Inc.’s (“Tower”) common stock held of record by the undersigned on January 20, 2009, at the Special Meeting of the Shareholders to be held at Rescue Hose Company Special Events Center at 407 South Washington Street, Greencastle, Pennsylvania on March 4, 2009, at 10:00 a.m. local time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Tower.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated January 21, 2009, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend this meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, give written notification to the secretary of Tower and vote in person.

1.                                       Proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 12, 2008 by and between Tower and Graystone Financial Corp. (“Graystone”), which provides, among other things, for the merger of Graystone with and into Tower, and the conversion of each share of Graystone common stock immediately outstanding prior to the merger into 0.42 shares of Tower’s common stock, all as more fully described in the joint proxy statement/prospectus and the transactions contemplated thereby.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.                                       Proposal to amend Article Fifth of Tower’s Articles of Incorporation to increase the number of authorized shares of Tower’s common stock, no par value per share, from 5,000,000 to 50,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.                                       Proposal to adjourn or postpone the special meeting of shareholders, if more time is needed, to allow Tower time to solicit additional votes in favor of the merger agreement and the amendment to the articles of incorporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.             To transact such other business as may properly come before the meeting.

The Board of Directors Recommends a Vote FOR each of the Proposals.

Dated: , 2009
Signature of Shareholder

Signature of Shareholder

Number of shares Held of Record on
January 20, 2009

This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

To: Participants in First National Bank of Greencastle Employee Stock Ownership Plan.

Re: Instructions for voting shares of Tower Bancorp, Inc.

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Special Meeting of Shareholders of Tower Bancorp, Inc. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Tower Bancorp, Inc. allocated to your account in the First National Bank of Greencastle Employee Stock Ownership Plan will be voted. You may receive one or more Voting Instruction Ballots depending on whether you have sub-accounts in the First National Bank of Greencastle Employee Stock Ownership Plan. Please vote all the ballots you receive.

Enclosed with this letter is the Joint Proxy Statement/Prospectus, which describes the matters to be voted upon and Voting Instruction Ballot(s). After you have reviewed the Joint Proxy Statement/Prospectus, we urge you to vote your allocated shares held in the plans by telephone or by the Internet using the instructions on the enclosed Voting Instruction Ballot(s) or by marking, dating, signing and returning the enclosed Voting Instruction Ballot(s) in the envelope provided promptly, to be received no later than                                 , 2009, for the purpose of having those shares voted by the Trustee of the plan.

We urge each of you to vote, as a means of participating in the governance of the affairs of Tower Bancorp, Inc. If your voting instructions are not received, the shares allocated to your plan account will generally not be voted by the Trustee. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed materials relate only to those shares which have been allocated to you in your account under the First National Bank of Greencastle Employee Stock Ownership Plan. If you also own shares of Tower Bancorp, Inc. common stock outside of these plans, you should receive other voting material for those shares owned by you individually. Please return all your voting material so that all your shares may be voted.

Sincerely,

Jeff B. Shank
President and Chief Executive Officer

REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on March 4, 2009

TOWER BANCORP, INC.

40 Center Square

Greencastle, Pennsylvania 17225

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby instructs the Trustee of the First National Bank of Greencastle Employee Stock Ownership Plan to vote, as designated, all the shares of common stock of Tower Bancorp, Inc. allocated to my ESOP sub-account(s) as of January 20, 2009, at the Special Meeting of the Shareholders to be held at Rescue Hose Company Special Events Center at 407 South Washington Street, Greencastle, Pennsylvania on March 4, 2009, at 10:00 a.m. local time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Tower.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated January 21, 2009, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend this meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, give written notification to the secretary of Tower and vote in person.

1.                                       Proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 12, 2008 by and between Tower and Graystone Financial Corp. (“Graystone”), which provides, among other things, for the merger of Graystone with and into Tower, and the conversion of each share of Graystone common stock immediately outstanding prior to the merger into 0.42 shares of Tower’s common stock, all as more fully described in the joint proxy statement/prospectus and the transactions contemplated thereby.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.                                       Proposal to amend Article Fifth of Tower’s Articles of Incorporation to increase the number of authorized shares of Tower’s common stock, no par value per share, from 5,000,000 to 50,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.                                       Proposal to adjourn or postpone the special meeting of shareholders, if more time is needed, to allow Tower time to solicit additional votes in favor of the merger agreement and the amendment to the articles of incorporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.             To transact such other business as may properly come before the meeting.

The Board of Directors Recommends a Vote FOR each of the Proposals.

Please check box if you plan to attend the meeting.  ☐

Dated: , 2009
Signature of Shareholder

Signature of Shareholder

Number of shares Held of Record on
January 20, 2009

This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.